Exhibit 99.3

News Release

Media Contact:	Johanna Herrmann	Investor Contact:	Peter Dannenbaum
	(617) 216-6029		(908) 740-1037

Robert M. Davis to Succeed Kenneth C. Frazier as Chairman of Merck

Frazier to Retire After 30 years at Merck; Board of Directors Elects Davis as Company Chairman

RAHWAY, N.J., October 26, 2022 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, today announced that the Merck board of directors has unanimously elected Robert M. Davis to serve as chairman of the board, effective Dec. 1, 2022. He will succeed Kenneth C. Frazier, who plans to retire on Nov. 30, 2022, after a long-tenured career at Merck that began in 1992. Frazier led the company for 10 years as president and chief executive officer, from 2011 through 2021. He has served as a Merck director since Jan. 2011 and chairman of its board of directors since Dec. 2011.

Davis, who currently serves as president and chief executive officer, became Merck’s president in April 2021 and was named Merck’s chief executive officer and a member of its board in July 2021.

Speaking on behalf of Merck’s board of directors, Thomas H. Glocer, independent lead director, stated, “I want to thank Ken for his principled leadership, extraordinary integrity, and unwavering commitment to delivering on Merck’s purpose of saving and improving lives around the world.”

“For decades, Ken has embodied Merck’s core principles and values, anchored by a singular focus on creating meaningful value for our patients, employees, communities and shareholders,” Glocer added. “Ken is a once-in-a-generation leader, and his positive impact on our company and patients everywhere will reverberate for decades.”

Glocer continued, “Rob Davis has shown himself to be an innovative leader with a deep understanding of Merck and our industry. We look forward to working with him as our new chairman and to his continued contributions.”

Frazier said, “Merck is powered by the talent, passion and commitment of many thousands of people around the world who are united by a common goal: harnessing the power of science to solve the world’s most pressing health challenges. It has been a distinct pleasure and privilege to be a part of the Merck team, and I will be forever grateful to my Merck colleagues for their dedicated efforts that have led to the company’s many important achievements.”

“I am also grateful to the Merck board of directors for their expertise and support through the years. With Rob Davis as their new chairman, I am confident that the board will continue to help guide the company in a manner that will allow it to succeed competitively and remain committed to its mission,” Frazier added.

“On behalf of Merck management and our colleagues around the world, I want to express our deepest appreciation for Ken’s innumerable contributions and indelible impact on our company and global health,” said Davis. “During his tenure, Ken led with conviction, advocated for patients and created meaningful value for our stakeholders. He has been an exemplar of purpose-driven leadership, vision and courage. I am honored to lead Merck as chairman and chief executive officer as we continue to build on his profound legacy.”

About Robert M. Davis

Rob Davis is chief executive officer and president of Merck.

Previously, Rob served as Merck’s president, responsible for the company’s operating divisions — Human Health, Animal Health, Manufacturing and Merck Research Laboratories.  Prior to that, he was executive vice president, Global Services, and the company’s chief financial officer.

Rob joined the company as chief financial officer in 2014 with additional responsibility for real estate operations, corporate strategy and business development. In 2016, his role was expanded to include responsibility for information technology and procurement, forming Global Services.  He became president in April 2021 and CEO and a member of the board of directors on July 1, 2021.

Prior to joining Merck, Rob was corporate vice president and president of Baxter’s Medical Products business. During his tenure at Baxter, he held several other positions, including president of Baxter’s Renal business, chief financial officer and treasurer. Before joining Baxter in 2004, Rob held numerous positions of increasing responsibility over 14 years at Eli Lilly and Company.

Rob serves on the board of directors for Duke Energy Corporation and is chair of its finance and risk management committee and a member of the corporate governance committee. In addition, Rob is a board member of Project Hope, a non-profit organization focused on empowering health care workers to deliver expert care when and where it is needed most.

Rob received his J.D. from Northwestern University School of Law, his M.B.A. from Northwestern University’s Kellogg Graduate School of Management and his bachelor’s degree in finance from Miami University.

About Kenneth C. Frazier

Kenneth C. Frazier has served as executive chairman of Merck’s board of directors since July 2021, following his retirement from a decade-long tenure as Merck’s president and chief executive officer.

Under Ken’s leadership, Merck delivered innovative life-saving medicines and vaccines as well as long-term and sustainable value to its multiple stakeholders.  Ken substantially increased Merck’s investment in research, including early research, while refocusing the organization on the launch and growth of key products that provide far-reaching benefits to society.  He also led the formation of philanthropic and humanitarian initiatives that build on Merck’s 130-year legacy.

Ken joined the company in 1992 and held positions of increasing responsibility, including general counsel, before becoming president and chief executive officer in 2011.  Prior to joining Merck, Ken was a Partner with the Philadelphia law firm of Drinker Biddle & Reath.  Ken’s contributions, especially in the legal, business, and humanitarian fields, have been widely recognized.  He sits on the boards of Weill Cornell Medicine, Eikon Therapeutics, the National Constitution Center and Cornerstone Christian Academy in Philadelphia, PA.  He is Co-Founder and Co-Chair of OneTen, a coalition of leading organizations committed to upskilling, hiring, and promoting one million Black Americans into family-sustaining jobs.  OneTen is committed to facilitating a meaningful, measurable, and lasting impact on racial and economic justice.  Ken is also Chairman, Health Assurance Initiatives, at the venture capital firm, General Catalyst, where he advises on investments and partnerships and provides mentorship to founders building companies that are well positioned to transform the healthcare industry through collaborative and responsible innovation.  He also is a member of the American Academy of Arts and Sciences, the American Philosophical Society, The Business Council, the Council of the American Law Institute, the American Bar Association, and a Fellow of the College of Physicians of Philadelphia.  Additionally, Ken is Co-Chair of the Legal Services Corporation’s Leaders Council.

As a strong advocate for social justice and economic inclusion, Ken is the recipient of numerous awards and honors, including the Anti-Defamation League Courage Against Hate Award, the Botwinick Prize in Business Ethics from Columbia Business School, the Legend in Leadership Award from the Yale School of Management, the NAACP Legal Defense and Educational Fund National Equal Justice Award, and the National Minority Quality Forum’s Lifetime Achievement Award.  In 2018, Ken received the Harvard Law School Association Award, the highest honor given by the prestigious association, in recognition of his extraordinary service to the legal profession, Harvard Law School, and the public. In that same year, Ken was named one of the World’s Greatest Leaders by Fortune magazine and was also named one of TIME’s 100 Most Influential People and again made that list in 2021.  In 2019, he became the first recipient of the Forbes Lifetime Achievement Award for Healthcare.  In 2021, Columbia Business School honored him with the Deming Cup for Operational Excellence, and his peers named Ken Chief Executive magazine’s CEO of the Year.

Ken received his bachelor’s degree from The Pennsylvania State University and holds a J.D. from Harvard Law School.

About Merck

At Merck, known as MSD outside of the United States and Canada, we are unified around our purpose: We use the power of leading-edge science to save and improve lives around the world. For more than 130 years, we have brought hope to humanity through the development of important medicines and vaccines. We aspire to be the premier research-intensive biopharmaceutical company in the world – and today, we are at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals. We foster a diverse and inclusive global workforce and operate responsibly every day to enable a safe, sustainable and healthy future for all people and communities. For more information, visit www.merck.com and connect with us on Twitter, Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Rahway, N.J., USA

This news release of Merck & Co., Inc., Rahway, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the global outbreak of novel coronavirus disease (COVID-19); the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).